Exhibit 10.3

Avalon Globocare Corp.

4400 Route 9 South, Suite 3100
Freehold, New Jersey 07728

December 14, 2025

Allen O. Cage Jr.

Amendment to

Securities Purchase Agreement and Unsecured Bridge Note

Dear Sirs:

Reference is hereby made to that certain Securities Purchase Agreement dated as of December 11, 2025 (the “Purchase Agreement”) between the undersigned Avalon Globocare Corp., a Delaware corporation (the “Company”), and the Investor identified on the signature pages thereto, and to that certain Unsecured Bridge Note and the Holder thereof (the “Note”), issued to the Holder on December 11, 2025 pursuant to the Purchase Agreement. Capitalized terms used and not defined in this amendment to the Purchase Agreement (this “Amendment”) shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Amendment is to set forth our mutual understanding and agreement to amend certain terms set forth in the Purchase Agreement and the Note, with respect to purchase and sale of Securities pursuant to the Purchase Agreement, set forth below. Notwithstanding anything to the contrary set forth in the Purchase Agreement or the Note:

1. The Company shall obtain Equityholder Approval before issuing to the Investor any of the Commitment Shares to be issued to the Investor pursuant to Section 2.01 and Section 2.02(a)(iii) of the Purchase Agreement. The Company shall not issue the Commitment Shares to the Investor until and unless it has obtained the necessary Equityholder Approval for such issuance.

2. No amount outstanding under the Note shall be convertible, and Company shall not issue to the Investor any Conversion Shares, pursuant to Section 4 of the Note until and unless it has obtained the necessary Shareholder Approval for such Issuance.

3. The Company shall hold a special meeting of its shareholders promptly following the date hereof, for the purpose of obtaining Equityholder Approval for the issuance of the Commitment Shares, and shall also seek Shareholder Approval (as that term is defined in the Note) for any future issuance of the Conversion Shares pursuant to Section 4 of the Note (collectively, the “Approvals”), with the recommendation of the Company’s Board of Directors that the Approvals be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. In addition, all members of the Company’s Board of Directors and all of the Company’s executive officers shall vote in favor of such proposals, for purposes of obtaining the Approvals. The Company shall use its best efforts to obtain such Approvals. Until such Approvals are obtained, the Investor shall not be issued the Commitment Shares or the Conversion Shares.

4. Other than as expressly modified pursuant to this Amendment, all of the terms, conditions, and other provisions of the Purchase Agreement and the Note remain unchanged and shall continue to be in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

5. From and after the date hereof, all references in the Transaction Documents to the Purchase Agreement and the Note shall be deemed to additionally refer to this Amendment. The Purchase Agreement, as amended by this Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof.

6. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

[Signature Page Follows]

If the foregoing accurately reflects our agreement, kindly evidence your acceptance of this Amendment by signing below:

Sincerely,

AVALON GLOBOCARE CORP.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Chief Financial Officer

ACCEPTED AND AGREED TO:

ALLEN O. CAGE JR.

[Signature Page to Side Letter]

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